UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2022

BIOSTAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA
(Address of principal executive offices)

Registrant's telephone number, including area code: (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On May 12, 2022, Biostage, Inc. (the “Company”) entered into Securities Purchase Agreements (each a “Purchase Agreement”) with certain investors (the “Investors”) pursuant to which the Investors agreed to purchase in a private placement an aggregate of 854,771 shares of common stock and warrants to purchase 427,390 shares of common stock, subject to adjustment as provided in the warrant (the “Warrants”), for the aggregate purchase price of $5.1 million and a purchase price per unit of $5.92 (the “Private Placement”). Each unit consisted of one share of common stock and a warrant to purchase one half of one share of common stock, subject to adjustment as provided in the Warrants. The Company has received an aggregate of $4.8 million gross proceeds from the Private Placement through May 12, 2022, and expects to receive the remaining subscription amounts in the aggregate of $260,000 promptly following such date

The Purchase Agreements and Warrants each include customary representations, warranties and covenants. The Warrants have an exercise price of $8.88 per share, subject to adjustments as provided under the terms thereof, and are immediately exercisable. The Warrants are exercisable until five years (5) from the issuance date.

The Warrants have certain adjustment provisions, including adjustments at the election of the holder that are triggered in the event that the Company closes a registered public offering within six months following the date of the warrants. If such public offering includes warrants, then the holder of the Warrant can elect to adjust the exercise price of the Warrant to match the exercise price of the warrant issued in the public offering, and the shares subject to the Warrant in relation to the warrant coverage in the public offering. If such public offering does not include warrants but is closed with a price per share lower than the price per share in the Private Placement, then the holder of the Warrant can elect to adjust the shares subject to the Warrant pursuant to a formula utilizing the difference between the price per share in the Private Placement and the price in the public offering, as well as the Black-Scholes value of a certain warrant at such time.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the form of Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The form of Purchase Agreement and the form of Warrant are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated into this Item 1.01 by reference.

On May 13, 2022, Biostage, Inc. issued a press release announcing the Private Placement. The press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 related to the Private Placement is hereby incorporated by reference into this Item 3.02.

The shares of common stock and the Warrants issued to the Investors (including the shares issuable upon exercise of the Warrants) were and will be sold and issued without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to an accredited investor, and in reliance on similar exemptions under applicable state laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement
99.1	Press Release issued by Biostage, Inc. on May 13, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSTAGE, INC.
(Registrant)

May 13, 2022	/s/ David Green
(Date)	David Green
Interim Chief Executive Officer